Exhibit 10.7

                                 LEASE AGREEMENT


This Lease Agreement (this "Lease") made to be effective as of the 15th day of January 2003 between Thomas B. Goodkind, John M. Goodkind, Rachel A. Goodkind, Daniel M. Goodkind, Robert F. Goodkind and Walter L. Goodkind, having their principal office at 15 Hiawatha Heights, Woodstock Valley, Connecticut 06282 (collectively, "Lessor") and CAROLINA NATIONAL BANK AND TRUST COMPANY, having its principal office at 1350 Main Street, Columbia, South Carolina 29201 ("Lessee").

                                   WITNESSETH:

Lessor leases to Lessee and Lessee leases from Lessor, the lot or parcel of land containing approximately 8,112 square feet known as 1340 Sumter Street located in Richland County, South Carolina more particularly described in Exhibit A attached hereto, together with all other improvements located thereon (collectively, the "Premises").

                                    ARTICLE 1
                                  TERM; RENEWAL

         1.01 The initial term of this Lease shall be for seven (7) years. The initial term of this Lease shall commence on the date the Lease is fully signed by Lessor and delivered to Lessee (the "Commencement Date") and end at midnight on the last day of January, 2010 (the "Expiration Date").

         1.02 If Lessee shall remain in possession of the Property after the expiration of either the initial term of this Lease or of any extended term without Lessor's consent it shall not be deemed or construed to be a renewal or extension of this Lease but shall only operate to create a month-to-month tenancy at a rate equal to 150% of the previous rate paid and said month-to-month tenancy may be terminated by either party at the end of any month upon 30 days prior written notice to the other party.

         1.03 Lessee's entry into, and taking possession of, the Property shall constitute Lessee's acknowledgment that the Property is in good and tenantable condition at the beginning of the term hereof. At the time of execution of this Lease or at any time thereafter, Lessor shall be under no duty to make any alterations or repairs to the Property not specifically set forth in this Lease.

         1.04 If Lessor is unable to deliver possession of the Property upon the date the term of this Lease is to commence, then neither Lessor nor its agents shall be liable for any damages caused to Lessee by reason of the delay nor shall this Lease become void or voidable; however, except as otherwise expressly provided, Lessee shall not be liable for the payment of rent until Lessor delivers possession.

         1.05 Lessee shall have the option to extend the term of this Lease for three (3) additional 5- year term ("Option Period(s)") by providing written notice to

Lessor of its election to extend the term, such notice to be given at least 180 days prior to the expiration of the then-current term. If a renewal option is not elected and written notice not given to Lessor at least 180 days prior to the expiration of the then-current term, Lessee agrees to vacate premises completely by the expiration date of the term.

                                    ARTICLE 2
                                  RENT PAYMENTS

         2.01 The net monthly rental (the "Net Rent") for the first five (5) years of the initial term shall be equal to $2,500.00 per month pro rated as necessary for any partial month during the term. After the first five (5) years of the initial term, Net Rent for each succeeding five (5) years will increase by 15% over the prior period.

         2.02 Lessor shall receive the Net Rent free from all taxes, charges, expenses, and reductions of every description for each lease year in equal monthly installments, due and payable to Lessor on the first day of each month throughout the term of this Lease, with such payments commencing as of the first day of January 1, 2003. All rental payments shall be made at the address specified above or such other location as specified in writing by Lessor from time to time.

         2.03 Lessee shall pay to Lessor all other sums that may become due or be payable by Lessee under this Lease, at the time and in the manner provided in this Lease. All of such other sums so to be paid may, at Lessor's option, be deemed to be additional rent, and in the event of non-payment, Lessor shall have all the rights and remedies provided in this Lease in the case of the non-payment of rent.

                                    ARTICLE 3
                               USE AND MAINTENANCE

         3.01 The Property shall be utilized for the purpose of locating teller windows, pneumatic tubes, an ATM machine and for all lawful purposes incident to a branch banking facility. No additional uses shall be permitted without the prior written consent of Lessor, which consent shall not be withheld unreasonably so long as such use does not decrease or impair the value of the Property.

         3.02 The Property shall be kept in good order and repair by Lessee at Lessee's sole cost and expense, and Lessee shall make all repairs and replacements, ordinary as well as extraordinary, foreseen and unforeseen, structural or otherwise, that may be necessary or required in or about the same so that at all times the Property, including all components, systems, fixtures, common areas, roof repair, roof maintenance, landscape maintenance, parking lot maintenance and repair and site improvements shall be in good order, condition, and repair.

         3.03 No Hazardous Materials shall be permitted to be generated, stored, handled or disposed of on or about the Property; provided, however, that this provision shall not be applicable to materials located on the Property used by occupants


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

in the normal course of business so long as the same are stored, utilized and disposed of in accordance with all applicable Governmental Requirements (hereafter defined) and are of a type and quantity normally found in office buildings and other Property dedicated to the uses permitted herein and which do not represent any material danger to persons or property if an accident were to occur with respect thereto.

                                    ARTICLE 4
                              COMPLIANCE WITH LAWS

         4.01 Throughout the term of this Lease, Lessee shall, at its own cost and expense, promptly observe and comply with all laws, orders, regulations, rules, ordinances, and requirements of the Federal, State, County and local Governments, including all Environmental Laws (as defined in Article 28) and of all of their administrative departments, bureaus, officials and of the local fire insurance rating organization, and of all insurance companies writing policies covering the Property or any part thereof, whether those laws, orders, regulations, rules, ordinances, or requirements relate to structural repairs, changes, or alterations to or in and about the Property or to repairs, changes, or alterations incident to or as the result of any use or occupation of the Property, or use of the adjacent sidewalks, and whether the same now are in force, or that may, at any time in the future, be enacted or directed (collectively "Governmental Requirements"); and Lessee shall pay all costs, expenses, claims, fines, penalties, and damages that may in any manner arise out of or be imposed because of the failure of Lessee to comply with these covenants.

         4.02 Lessee, after notice to Lessor, may, by appropriate proceedings conducted promptly at its own expense, in its name or (whenever necessary) Lessor's name, contest in good faith the validity or enforcement of any such law, order, regulation, rule, ordinance, or requirement, and may defer compliance therewith provided that (a) such non-compliance shall not constitute a crime on the part of Lessor, (b) Lessee shall diligently prosecute such contest to final determination by the court, department, or governmental authority or body having final jurisdiction, and (c) Lessee shall furnish Lessor with such security as Lessor may reasonably request in connection with that contest. Lessor agrees to cooperate reasonably with Lessee, and to execute any documents or pleadings reasonably required, for the purpose of any such contest, provided that Lessee shall discharge any expense or liability of Lessor in connection therewith.

                                    ARTICLE 5
                            SURRENDER AT END OF TERM

         5.01 Lessee shall surrender and deliver up the Property, including all systems and fixtures used in connection with the operation of the Property (but not movable trade fixtures and equipment of occupants in possession of the Property, all of which shall be retained by Lessee and removed by Lessee at its expense, with all damage and unsightly conditions caused by such removal to be repaired at the expiration of this Lease or sooner termination in good repair and condition, reasonable wear and tear thereof excepted.



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

                                    ARTICLE 6
                                MECHANICS' LIENS

         6.01 Lessee shall have no power to subject the Property or Lessor's interest in the Property to any mechanics' or other liens. If any mechanics' or other liens or order for the payment of money shall be filed against the Property or any building or improvement thereon by reason of or arising out of any labor or material furnished or alleged to have been furnished or to be furnished to or for Lessee at the Property, or for or by reason of any change, alteration, or addition or the cost or expense thereof or any contract relating thereto, Lessee shall cause the same to be discharged of record against the Property, by bond or otherwise as allowed by law at the expense of Lessee, within 30 days after written demand therefor, and shall also defend on behalf of Lessor at Lessee's sole cost and expense, any action, suit, or proceeding that may be brought thereon or for the enforcement of those liens, lien or orders, and Lessee shall save harmless Lessor from any judgment, claim or damage resulting therefrom.

                                    ARTICLE 7
                          UTILITIES AND OTHER SERVICES

         7.01 Lessee shall be solely responsible for the payment of all sums due for electrical, natural gas, sewer, water and other utility service provided to the Property, as well as all other services required to operate the Property in accordance with the terms of this Lease, including trash removal services, heating, air conditioning and ventilation and other system contracts, private security services, landscaping and exterior maintenance services and outside lighting. All payments due hereunder shall be made in a reasonably timely manner to assure proper operations of the Property on a continuing basis.

                                    ARTICLE 8
                            INDEMNIFICATION OF LESSOR

         8.01 Lessee shall keep, save, and hold harmless Lessor from any and all loss, damage, claims or causes of action (including reasonable attorneys' fees) arising out of or related directly or indirectly to Lessee's occupancy of the Property during the term of this Lease, including (without limitation) acts or omissions of Lessee, Lessee's agents or servants involving negligence, recklessness, intentional misconduct or failure of Lessee to comply with this Lease.

         8.02 Without limiting the foregoing, Lessee shall indemnify and hold Lessor harmless from and against any and all damages, penalties, fines, claims, liens, suits, liabilities, costs (including clean-up costs), judgments and expenses (including attorneys', consultants', or experts' fees and expenses) of every kind and nature suffered by or asserted against Lessor as a direct or indirect result of any violation of any Environmental Law by Lessee during the term of this Lease on or about the Property.



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


                                    ARTICLE 9
                         CASUALTY INSURANCE; RESTORATION

         9.01 Lessee shall at all times during the term of this Lease, at its own expense, insure and keep insured by responsible insurance companies authorized to do business in South Carolina and which is rated A+ by the latest Best Guide unless otherwise approved by Lessor, the Property and all alterations, extensions, and improvements thereto and replacements thereof, against loss or damage by fire and the risks contemplated within the extended coverage endorsement, including loss of rent coverage (as such endorsement in the broadest form may customarily be written in that state from time to time) and against such other risks as shall reasonably be required by Lessor, or as shall be required by any Institutional Lender (as defined in Article 28) holding a mortgage and/or security interest on and/or in the Property, in an amount equal to the full replacement value, from time to time, of the Property. Lessee agrees to pay the premiums on this insurance, as and when those premiums become due and payable, and promptly to deliver to and deposit with Lessor all such policies of insurance with due proof of payment of premiums, and to deliver renewal policies, with such proof, to Lessor within 25 days prior to expiration of the policies. All policies of fire and other insurance described in this
Section 9.01 shall be for the benefit of, Lessor, Lessee, and any Institutional Lender holding an Institutional Mortgage on Lessor's interest in the Property, as their interests may appear, but the interest of any such mortgagee shall be covered by the customary mortgagee endorsement employed in South Carolina.

         9.02 If during the term of the Lease of the Property shall be damaged or destroyed by fire or any other casualty which is covered by the policy of insurance required pursuant to Section 9.01 and the net proceeds of such insurance are paid to Lessee in accordance with Section 9.05, Lessee shall thereafter commence and diligently prosecute to completion, at Lessee's sole expense, the repair or rebuilding of the Property or portion thereof which was damaged, in a good and workmanlike manner using materials of first grade and quality (which materials shall be at least as good quality as the materials used originally in the improvements), in accordance with the same plans and specifications in accordance with which the Property were originally constructed or such other plans and specifications satisfactory to Lessee and Lessor, which Lessor shall not unreasonably disapprove; provided, however, that the Property upon completion of such repair or rebuilding shall have a value which is not substantially less than the value of the Property immediately prior to the damage or destruction. Lessee shall be responsible for the payment of all deductibles on such insurance. Notwithstanding the foregoing, in the event the Property is damaged or destroyed at any time during the last two years of the initial term or any option period and if the cost to repair or replace the Property exceeds 66 2/3% of the replacement value of the Property, then Lessee may, at its option, terminate this Lease upon such date as is set forth in a written notice given to Lessor within 30 days of the date of the damage or destruction; provided, however, that the date of termination shall be no less than 5 and no more than 60 days after the notice date. If Lessee should so terminate this Lease, all of the net proceeds of such insurance shall be paid to Lessor.

         9.03 Lessee shall not be entitled to any abatement of rent, nor shall its obligations under this Lease be terminated during the term of this Lease, except as provided in 9.02 above.


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

         9.04 In the event of damage to or destruction of the Property which involves less than $100,000, all insurance proceeds shall be retained solely by Lessee and utilized as provided above. In the event of damage or destruction which involves more than $100,000, all proceeds of insurance shall be escrowed in a manner reasonably acceptable to Lessor and Lessee and procedures established to pay all repair costs and ongoing obligations under this Lease, including the following:

               A. Stage payments shall be made as the work of restoration is prosecuted by Lessee. Each stage payment shall equal 90% of the cost of the work duly certified to have been completed from the time of the making of the prior stage payment to the date of requisition of the then current payment, and any balance remaining shall be paid upon due certification to Lessor of completion of the restoration. All payments shall be received by Lessee in trust to pay the cost of restoration, and shall not be commingled with any of Lessee's other funds.

               B. No payment of any insurance proceeds shall be required to be made by the escrow agent to Lessee until Lessee shall have expended for restoration an amount equal to the excess of any loss over the amount paid by the insurance carrier on the loss as adjusted, and due proof of payment for that excess shall have been submitted by Lessee to Lessor.

               C. All plans and specifications for the restoration and a detailed budget therefor shall be subject to the written approval of Lessor, with such approval not to unreasonably be withheld.

               D. Sections 9.04(A) through (C) are subject to such additional reasonable requirements as may be reasonably imposed by any Institutional Lender holding a mortgage on Lessor's interest in the Property relative to the disbursement of insurance proceeds, and Lessee agrees to comply with such requirements.

                                   ARTICLE 10
                                  CONDEMNATION

         10.01 If any governmental entity shall at any time during the term of this Lease lawfully condemn and by reason thereof acquire title to Lessor's interest in the Property, in or by condemnation proceedings in pursuance of the law, general, special, or otherwise, Lessor shall be entitled to and shall, except as hereinafter provided, receive any award that may be made, including the award, if any, to Lessee for the value of the unexpired term of this lease, and Lessee shall and does hereby assign and transfer to Lessor any award that may be so made to Lessee for any damages to the term of years set forth in this Lease. This assignment shall not include any award for taking of or damage to the trade fixtures of Lessee, or its subtenants.

         10.02 In the event of a taking by condemnation as described in Section 10.01, this Lease (except as hereinafter provided) shall nevertheless continue and the Net Rent to be paid by Lessee shall not be reduced; provided, however, that in such event Lessor will apply (or cause to have applied) any sum so awarded toward the cost of restoring that Property as nearly as possible to the condition in which it was before that taking. In any event, Lessee shall make that restoration and Lessor, upon payment of the award, shall apply (or cause to



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

be applied) toward the cost of that restoration the said award as and when the same shall be required by Lessee to pay the cost of that restoration in the same manner as a casualty loss in accordance with Article 9 hereof.

                                   ARTICLE 11
                            CURING LESSEE'S DEFAULTS

         11.01 Should Lessee fail to perform any of its obligations under this Lease within 30 days after the giving of written notice to Lessee (but in any event, regardless of that notice or the lack thereof, promptly before the accrual of any penalty as provided by law or by any mortgage held by an Institutional Lender (as defined in Article 28) superior to this Lease, Lessor may perform those obligations and add any such sum or sums paid or expended in that performance to any rent then due or thereafter falling due under this Lease with like effect as if an original part of that installment, and that sum or sums shall be and become additional rental. This Article 11, however, does not grant Lessee any license or privilege to allow the Property to be without the insurance coverage provided by Article 9, or Lessee to be without the liability insurance protection provided by Article 19, and the failure promptly to comply with Articles 9 and 19 shall privilege Lessor to place immediately the necessary insurance, and the cost thereof shall be additional rent and collectible as such. The 30-day notice provided by this Article 11 is the same 30-day notice provided by Article 14 and not an additional one.

                                   ARTICLE 12
                       MORTGAGING; ASSIGNMENT; SUBLETTING

         12.01 Lessee may not mortgage this Lease in whole or in part without prior written consent from Lessor which consent shall not be unreasonably withheld.

         12.02 Lessee shall not sublet all or any portion of the Property without the prior written consent of Lessor which consent will not be unreasonably withheld or delayed. Any sublease shall be subject and subordinate to this Lease and Lessee shall remain liable for the performance of all of its covenants and agreements under this Lease. Lessee shall not assign this Lease in whole or in part without the prior written consent of Lessor. No assignment shall be effective unless each such assignee by written instrument or operation of law, shall assume and become bound to perform and observe all of the covenants and agreements of Lessee under this Lease, provided that Lessee shall not be released of liability for the payment of Net Rent and for the performance and observance of any of the other covenants and agreements of Lessee under the Lease after the effective time of such assignment.

         12.03 Lessee may assign this Lease, after written consent of Lessor which consent will not be unreasonably withheld or delayed, at any time after execution provided that Lessee's assignee assumes all of Lessee's obligations and liabilities under this Lease.


                                   ARTICLE 13
                                      TAXES

         13.01 Lessee shall, pay and discharge all duties, taxes, charges for water, sewer taxes, assessments, extraordinary as well as ordinary, whether foreseen or unforeseen, as shall, during the term of this Lease, be laid, levied, assessed, imposed or otherwise accrue upon the Property or liens upon the Property, or any part thereof, or any appurtenances thereto or the leasehold estate created by this Lease whether by virtue of any present or future law, order, or ordinance of the United States of America, or of the City, County, or other local government, or of any department, office, or bureau thereof, or any other governmental authority, or otherwise. The duties, taxes, charges, assessments, and payments described in this Section 13.01 are sometimes referred to in this Article collectively as "Impositions."

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

         13.02 All Impositions shall be paid by Lessee when they be come due and payable without interest or penalty to the department, officer, or bureau charged with the collection thereof But nothing in this Lease shall require Lessee to pay any inheritance, franchise, income, payroll, employment, workers compensation, excise, privilege, rent, capital stock, estate or profit tax, or any tax of similar nature, that is, or may be, imposed upon Lessor, unless those taxes shall be levied upon the rent reserved in this Lease in the place of taxes upon the Property.

         13.03 All taxes, assessments, and water rents that are mentioned above to be paid by Lessee shall be prorated and adjusted for the fiscal years in which the term of this Lease begins and ends.

         13.04 In the case of assessments for local improvements or betterments that are assessed or imposed during the term of this Lease and that may be payable in installments, Lessee shall only be obligated to pay the installments that fall due during the term of this Lease.

         13.05 Lessee may contest or review by legal proceedings or in any manner that Lessee in its opinion shall deem advisable (which proceedings or other steps taken by Lessee, if instituted, shall be conducted diligently at its own expense and free of expense to Lessor) any and all Impositions levied, assessed, or imposed upon or against the Property or taxes in lieu thereof, required to be paid by Lessee under this Lease. No such contest or review shall be undertaken in a manner that exposes the Property or Lessor's interest therein to jeopardy.

         13.06 Lessee upon request of Lessor will promptly exhibit to Lessor all paid bills (or copies) for real estate taxes, water rates, and assessments, which bills after inspection by Lessor shall be returned to Lessee.

         13.07 Notwithstanding Sections 13.01 through 13.06, Lessee agrees at the election of Lessor, which election shall be made only if Lessor is required to make monthly payments of Impositions by an Institutional Lender holding a mortgage on Lessor's interest in the Property to pay to Lessor the amount of the Impositions imposed upon the Property for each fiscal tax year, in equal monthly installments on the first day of each month during that fiscal tax year. Those payments shall in the first instance be based on the Impositions for the prior fiscal tax year, and when the Impositions shall be ascertained for the current tax year, appropriate adjustments shall be made. No interest shall be paid by Lessor or Lessee on the monthly payments by Lessee, but the same will be kept by Lessor in a separate escrow account, the funds of which shall be employed by Lessor to pay the Impositions for the current tax year as they mature. If an Imposition is payable in full before the expiration of the fiscal tax year, whether in installments or by lump sum payment, the monthly payments by Lessee shall be in amounts such that there shall be a fund in Lessor's hands sufficient to meet the payment of any Imposition or installment thereof as it falls due. Each monthly payment of Lessee shall be in an equal amount during the period between Imposition payment dates; in any event, at least 10 days in advance of the last date for payment of any Imposition, or installment thereof, before a penalty or interest accrued thereon, Lessee will deposit with Lessor an amount sufficient to make up any deficiency for that payment.

                                   ARTICLE 14
                                    DEFAULTS

         14.01 Each of the following shall be deemed a default by Lessee and a breach of this Lease:

               A. Lessee's failure to pay any installment of Net Rent or to pay any additional rent, which failure persists after the expiration of 5 days from the date Lessor gives written notice to Lessee calling attention to the existence of that failure;

               B. Lessee's failure to observe or perform any of its obligations under the other terms, covenants, or conditions of this Lease, which failure persists after the expiration of 30 days from the date Lessor gives notice to Lessee calling attention to the existence of that failure, but, if the matter that is the subject of the notice is of such a nature that it cannot be reasonably corrected within 30 days, then no default shall be deemed to have occurred if Lessee promptly, upon the receipt of the notice, commences the curing of the default and diligently prosecutes the same to completion. However, if the default is one relating to a matter that exposes space occupants or the public to a danger to safety or health of which the public authorities have given due notice to Lessee, then such shorter notice to Lessee, whether written or otherwise, shall be sufficient as the circumstances demand with the responsibility of Lessee to take corrective measures forthwith.

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

               C. The adjudication of Lessee in bankruptcy; the taking by Lessee of the benefit of any other insolvency act or procedure, which term includes any form of proceeding for reorganization or arrangement or rearrangement under the Bankruptcy Code as well as an assignment for the benefit of creditors; or the appointment of a receiver for Lessee and such receiver remains undischarged for 30 days.

         14.02 Should Lessee default as described in this Article 14 and such default continues beyond any applicable grace period, Lessor at any time thereafter may, at its option, give Lessee 5 days' written notice of intention to end the term of this Lease and thereupon at the expiration of those 5 days the term of this Lease shall expire as completely as if that date were the date definitely fixed in this Lease for the expiration of the term and Lessee will then quit and surrender the Property to Lessor, but Lessee shall remain liable as provided in this Article 14.

         14.03 If the notice provided for in Section 14.02 shall have been given and the term of this Lease shall expire as described in that Section, or if Lessee shall abandon the Property, or if the Lease shall be taken from Lessee as a result of any execution against Lessee in any proceeding in which Lessee shall have no appeal or further appeal, then Lessor may without notice re-enter the Property and dispossess Lessee by summary proceedings or otherwise, and Lessee or other occupant or occupants of the Property will remove their effects and hold the Property as if this Lease had not been made, and Lessee waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

         In case of any default, re-entry, expiration or dispossess by summary proceedings or otherwise:

               A. Rent shall become due thereupon and be paid up to the time of that re-entry, dispossess, or expiration, together with any expenses that Lessor may incur for legal expenses and attorneys' fees, including those incident to the recovery of possession, brokerage, and putting the Property in good order, or for preparing the same for re-rental;

               B. Lessor may relet the Property or any part or parts thereof, either in the name of Lessor or otherwise, for a term or terms that may at Lessor's option be less than or exceed the period that would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent without thereby in any way affecting Lessee's liability for the rental payable under this Lease for the period of concession or free rent; and

               C. Lessee shall also pay Lessor as liquidated damages for the failure of Lessee to observe and perform Lessee's covenants any deficiency between the rent reserved in this Lease and the net amount, if any, of the rents collected by reason of the reletting of the Property for each month of the period that would otherwise have constituted the balance of the term of this Lease.

                  i. In computing liquidated damages there shall be added to the said deficiency any expenses that Lessor may incur in connection with the recovery of possession of the Property and reletting, such as, but not limited to, legal expenses, attorneys' fees, brokerage, for keeping the Property in good order and for preparing the same for reletting.

                  ii. Any such liquidated damages shall be paid in monthly installments by Lessee on the rent day specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Lessor to collect the deficiency for any subsequent month by a similar action or proceeding.

         14.04 Lessor may make any alterations and decorations in the Property that Lessor, in its sole judgment, considers advisable and necessary for the purpose of reletting the Property. The making of these alterations or decorations shall not operate or be construed to release Lessee from any liability under this Article 14.

         14.05 Lessor shall in no event be liable and Lessee's liability under this Article 14 shall not be affected or diminished in any way whatsoever for failure to relet the Property, or if the Property are relet, for failure to collect the rent thereof under such reletting.

         14.06 In the event of a breach or threatened breach by Lessee of any of the covenants or provisions of this Lease, Lessor shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary dispossess proceedings, or other remedies were not provided in this Lease. Mention in this Lease of any particular remedy shall not preclude Lessor from any other remedy, in law or in equity.

         14.07 If Lessor shall enter into and repossess the Property because Lessee defaults in the performance of any of the terms of this Lease, Lessee will not claim the right to redeem or reenter the Property or restore the operation of this Lease, and Lessee waives the right to such redemption and re-entrance under any present or future law, and waives the right of any party claiming through or under Lessee to make payment of any sum or sums of rent, or otherwise, of which Lessee shall have made default under any of the covenants this Lease, and to claim any subrogation to the rights of Lessee under this Lease, by reason of that payment.

         14.08 Any action taken by Lessor under this Article 14 shall not waive any right that Lessor would otherwise have against Lessee for rent reserved in this Lease or otherwise, and Lessee shall remain responsible to Lessor for any loss and damage suffered by Lessor by reason of Lessee's default or breach. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meanings.

         14.09 Anything to the contrary contained in this Lease notwithstanding, in the event any payment of Net Rent or any additional rent is more than 10 days past due, an administrative charge equal to 5% of such past due sum shall be due and payable by Lessee to Lessor upon written demand. In addition, any sum more than 30 days past due shall bear interest at the rate equal to the Prime Rate as published by The Wall Street Journal from time to time, plus 5% per annum (or the highest lawful rate allowable if less than such rate until paid in full, with said interest to be due and payable by Lessee to Lessor upon written demand.

         14.10 In the event any litigation is commenced to enforce any provision of this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs of such litigation from the non-prevailing party.

                                   ARTICLE 15
                                NO REINSTATEMENT

         15.01 A. No receipt of monies by Lessor from Lessee after the lawful termination or cancellation of this Lease, shall reinstate, continue or extend the term of this Lease, or affect any notice theretofore given to Lessee, or waive Lessor's right to enforce the payment of fixed or additional rent or rents then due (to the extent provided in Article 14), or thereafter falling due, or waive Lessor's right to recover possession of the Property by proper suit, action, proceeding, or remedy.

               B. After the service of notice to terminate or cancel this Lease, or the commencement of suit, action, or summary proceedings, or any other remedy, or after a final order or judgment for the possession of the Property, Lessor may demand, receive and collect any monies due, or thereafter falling due, without in any manner affecting the notice, proceeding, suit, action, order, or judgment. All such monies collected shall be deemed to be payments on account of the use and occupation or Lessee's liability under this Lease.

         15.02 Lessor's failure to enforce any term of this Lease, that is breached by the Lessee, after notice had, shall not be deemed to void or affect the right of Lessor to enforce that term on the occasion of a subsequent default or breach.

                                   ARTICLE 16
                                  SUBORDINATION

         16.01 This Lease shall be subject and subordinate to any and all Institutional Mortgages (as defined in Article 28) that may now or hereafter affect Lessor's interest in the real property of which the Property form a part, and of all renewals, modifications, consolidations, replacements, and extensions thereof Subject to full compliance with Section 16.02, this clause shall be self-operative and no further instruments of subordination shall be required. In confirmation of this subordination Lessee shall execute promptly any certificate that Lessor may request. Lessee constitutes and appoints Lessor as Lessee's attorney-in-fact to execute any such certificate or certificates for and on behalf of Lessee.

         16.02 A. The subordination described in Section 16.01 as it pertains to Institutional Mortgages now in effect or hereafter made (which term includes any agreement modifying any Institutional Mortgage now in existence or hereafter made), is conditioned upon the agreement of the Institutional Lender, to be delivered by it to Lessee, in which the Institutional Lender agrees in substance that so long as no default on the part of Lessee has occurred and is continuing:

                  i. Lessee will not be disturbed in its possession of the Property and the rights and privileges of Lessee under this Lease will not be disturbed by the holder of the mortgage;

                  ii. Lessee will not be joined in any action or proceeding to foreclose the mortgage by the holder thereof; and

                  iii. Casualty insurance proceeds and condemnation awards to which the holder of the mortgage is entitled under the terms of the mortgage will be applied towards restoration of the Property consistent with Articles 9 and 10 of this Lease, respectively, and be disbursed as provided for by those Articles.

               B. The giving of any  agreement as described in Section  16.02(A)
by an Institutional Lender may be conditioned by it on the reciprocal agreement by Lessee to attorn to the Institutional Lender should it become vested with Lessor's interest in the Property, and such additional agreements of Lessee as are normally contained in Subordination, Non-Disturbance and Attornment Agreements reasonably required by Institutional Lenders making mortgage loans in North Carolina.

                                   ARTICLE 17
                                 QUIET ENJOYMENT

         17.01 Lessee, upon paying the rent and performing its other obligations under this Lease shall and may, at all times during the term of this Lease peaceably and quietly have, hold, and enjoy the said Property free of molestation by Lessor.

                                   ARTICLE 18
                                 BINDING EFFECT

         18.01 The covenants and agreements contained in this Lease inure to the benefit of and are binding upon the parties to this Lease, their successors and assigns, but this Article does not modify the provisions governing assignment, as elsewhere provided for in this Lease.

                                   ARTICLE 19
                               LIABILITY INSURANCE

         19.01 Lessee will carry at all times during the Lease term, at its own cost and expense, steam boiler and general liability insurance for the benefit of both Lessor and Lessee in responsible insurance companies indemnifying both Lessor and Lessee against claims for personal injuries sustained in or about the Property, in an amount not less than $1,000,000 for injuries or death to one person and $3,000,000 for injuries or death arising out of the same accident when more than one person is involved, and for not less than $1,000,000 in respect to property damage. Lessee will deposit with Lessor a certificate of the insurance carrier or carriers indicating that this insurance is in full force and effect and that the premiums therefor have been paid. If the limits of liability insurance generally carried by owners of comparable office Properties in the vicinity of the Property exceeds the foregoing limits, the foregoing limits shall be increased accordingly.

                                   ARTICLE 20
                             DEMOLITION/ALTERATIONS

         20.01 In consideration of Lessee's agreement to construct a drive in branch banking facility on the Premises (the "New Improvements"), Lessee shall be entitled, at its sole cost and expense, to demolish the existing improvements on the Premises. Notwithstanding the foregoing, Lessee shall not commence demolition of the existing structure except as follows: (i) Lessee shall have submitted to Lessor a conceptual rendering/drawing of the New Improvements to be constructed and, when reasonably available, a set of the construction plans and specifications therefore; (ii) all costs and expenses of constructing the New Improvements shall be borne solely by Lessee and the Lessee guarantees the lien-free completion thereof; (iii) in the event Lessee fails to complete the New Improvements within twenty-four months of the date the existing improvements are demolished, Lessee agrees to pay the Lessor the sum of $100,000.00, which sum represents the agreed fair market value of the existing improvements. The New Improvements will remain on the Premises and shall be deemed the property of Lessor at the end of the term hereof. Lessee may make alterations to the Property with or without the prior written consent of Lessor.

                                   ARTICLE 21
                                     NOTICES

         21.01 All notices to the parties shall be addressed to them at the respective addresses first given for them in this Lease, or to such other address, of which either of them, as the case may be, shall notify the other in the manner stated in this Article 21 for giving notice. The notice must be given by either registered mail, return receipt requested, or by certified mail, return receipt requested. In the case of the former the service of the notice shall be deemed complete upon the registration thereof with the postal authorities, and in the case of the latter upon the due mailing thereof. In any case, regardless of place of origin of mailing, to ensure proper and verified notification, service shall not be considered complete until notice is received by the sender that delivery has been successful.

                                   ARTICLE 22
                                    NO WAIVER

         22.01 The failure of Lessor to insist in any one or more instances, upon a strict performance of any of the covenants of this Lease, or to exercise any option contained in this Lease, shall not be construed as a waiver of or relinquishment for the future of the performance of that covenant, or the right to exercise that option, but the same shall continue and remain in full force and effect. Lessor's receipt of Net Rent or additional rent, with knowledge of the breach of any covenant of this Lease, shall not be deemed a waiver of that breach, and no waiver by Lessor of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Lessor.

         22.02 Lessor's receipt of any installment of the Net Rent under this Lease or of any additional rent shall not be a waiver of any Net Rent or additional rent then due. Lessor may, in its sole discretion, apply any payments made by Lessee to the satisfaction of any debt or obligation of Lessee to Lessor, regardless of Lessee's instructions as to the application of those payments, whether those instructions are endorsed on Lessee's check or otherwise.

                                   ARTICLE 23
                               REMEDIES CUMULATIVE

         23.01 All the rights and remedies given to Lessor in this Lease for the recovery of the Property because of the default by Lessee in the payment of any sums that may be payable pursuant to the terms of this Lease, or upon the breach of any of the terms of this Lease, or the right to re-enter and take possession of the Property upon the happening of any of the defaults or breaches of any of the covenants of this Lease, or the right to maintain any action for rent or damages and all other rights and remedies allowed at law or in equity, are reserved and conferred upon Lessor as distinct, separate, and cumulative remedies, and no one of them, whether exercised by Lessor or not, shall be deemed to be in exclusion of any of the others.

                                   ARTICLE 24
                              INSPECTIONS BY LESSOR

         24.01 Lessee shall permit Lessor and Lessor's agents inspection of the Property from time to time at reasonable hours upon prior written notice to Lessee to determine Lessee's compliance with the terms of this Lease.

                                   ARTICLE 25
                          ENTIRE AGREEMENT; AMENDMENTS

         25.01 This Lease contains the entire agreement between the parties, and any agreement hereafter made shall not operate to change, modify, or discharge this Lease in whole or in part unless that agreement is in writing and signed by the Lessor and Lessee.

         25.02 In the event any Institutional Lender providing financing to Lessor with respect to Lessor's interest in the Property desires modifications in the terms or conditions of this Lease, Lessee shall agree to such modifications as reasonably requested by Lessor to satisfy the requirements of such Institutional Lender so long as such modification (i) does not result in any increase in the financial obligations of Lessee hereunder or impose any burdensome non-monetary obligation or other liability or risk (actual or contingent) on Lessee; and (ii) is consistent with requirements generally imposed by Institutional Lenders for transactions of similar magnitude in the State of South Carolina.

                                   ARTICLE 26
                               NO REPRESENTATIONS

         26.01 Except as specifically otherwise provided herein, Lessee is fully familiar with the physical condition of the Property, and Lessee takes the Property in its "as is" condition. Lessor has made no representations whatsoever in connection with the conditions of the Property and Lessor shall not be liable for any latent or patent defects therein.


                                   ARTICLE 27
                              ESTOPPEL CERTIFICATES

         27.01 Lessee agrees at any time and from time to time upon not less than 10 days prior written request by Lessor, to execute, acknowledge, and deliver to Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications), and the dates to which the rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this Article 27 may be relied upon by prospective purchasers of Lessor's interest or mortgagees of Lessor's interest or assignees of any mortgage upon Lessor's interest in the Property.

                                   ARTICLE 28
                               CERTAIN DEFINITIONS

         28.01 The term "Lessor" as used in this Lease shall refer only to the owner for the time being of Lessor's estate in Property, with any subsequent owner succeeding to all the rights and interests of Lessor under this Lease as of the effective date of the relevant transfer. Upon such transfer, Lessee shall be notified in writing by Lessor all sums due from Lessee hereunder from and after the date of receipt of such notice shall be remitted as instructed from time to time by the successor Lessor. Lessor shall be and is hereby relieved from any breach of covenants or obligations of Lessor hereunder arising or occurring after the date of transfer of Lessor's estate in the Property, but only if the transferee shall have assumed and agreed to carry out all covenants and obligations of Lessor hereunder during such time as said transferee shall own or hold Lessor's estate or interest in the Property. The provisions of this Section shall apply to each successive transfer of Lessor's interest or estate. The liability of Lessor under this Lease shall be and is hereby limited to Lessor's interest in the Property and no other asset of Lessor shall be affected by reason of any liability which Lessor may have to Lessee or to any other person by reason of this Lease, the execution thereof, or the acquisition of Lessor's interest.

         28.02 The term "Institutional Lender" means any one of the following: a bank; trust company; insurance company; any pension, retirement or welfare fund or other non-profit organization where the investment policy and financial condition of that fund or organization is subject to the supervision of a governmental agency.

         28.03 An "Institutional Mortgage" is a mortgage and/or security interest held by an Institutional Lender on the interest of Lessor in the Property.

         28.04 The term "Environmental Laws" means all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including, without limitation, any applicable judicial or administrative order, consent decree or judgment applicable to the Property relating to the regulation and protection of human health and safety and/or the environment and natural resources (including, without limitation, ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and/or vegetation and Hazardous Materials (as defined below).

         28.05 The term "Hazardous Materials" means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant, or material which is hazardous or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil and any fraction thereof) and (b) any such material classified or regulated as "hazardous" or "toxic" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., or Hazardous Materials Transportation Act, 49 USC App. 1801 et seq.

                                   ARTICLE 29
                               RECORDING OF LEASE

         29.01 This Lease shall not be recorded, but Lessor and Lessee may, at Lessee's request and cost, execute and cause to be recorded an appropriate Short Form Lease to place all parties on notice of the granting of this Lease for the term hereof.

                                   ARTICLE 30
                              COUNTERPART EXECUTION

         30.01 This Lease may be executed in counterparts by each of the signatories hereto and, when presented together, such counterpart signatures shall be deemed to be an executed original hereof.

                              [SIGNATURES OMITTED]




















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